UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2023, MariaDB plc (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) that, as of June 23, 2023, it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s ordinary shares (the “Ordinary Shares”) were less than $1.00 per share over a consecutive 30 trading-day period. The notice has no immediate impact on the listing of the Ordinary Shares on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

The Company intends to consider a number of available alternatives to cure its non-compliance with the applicable price criteria in the NYSE’s continued listing standards. Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement. The Company can regain compliance with the minimum share price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Section 802.01C also requires the Company to notify the NYSE, within 10 business days of receipt of the notice, of its intent to cure this deficiency. The Company intends to notify the NYSE of its intent to regain compliance with the requirements of Section 802.01C. The notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission (the “SEC”).

On June 30, 2023, the Company issued a press release regarding receipt of the notice from the NYSE. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of the Company held on June 29, 2023, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2023 Annual General Meeting of Shareholders. Each of the items was approved by the shareholders. The voting results for each proposal are set forth below.

Item 1: Electing the Class I director nominees named in the proxy statement.

Each of the following individuals was elected as a Class I director, based on the voting results shown below, to serve until the conclusion of the 2026 Annual General Meeting of Shareholders or until his or her successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Christine Russell	37,679,740	56,160	187,125	1,376,871
Jurgen Ingels	37,918,762	1,511	2,752	1,376,871

Item 2: Ratification of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023.

For	Against	Abstain	Broker Non-Votes
39,240,166	59,730	0	0

Item 3: Appointment of UHY Farrelly Dawe White Limited as the Company’s statutory auditor under Irish law, to hold office until the conclusion of the 2024 Annual General Meeting of shareholders.

For	Against	Abstain	Broker Non-Votes
39,052,321	237,592	9,983	0

Item 4: Authorization of the Audit Committee to determine the remuneration of UHY Farrelly Dawe White Limited in its capacity as the Company’s statutory auditor under Irish law.

For	Against	Abstain	Broker Non-Votes
39,232,231	59,678	7,987	0

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated June 30, 2023

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: June 30, 2023
	By:	/s/ Conor McCarthy
		Name:	Conor McCarthy
		Title:	Chief Financial Officer